EXHIBIT 10.34

AMENDMENT NO. SEVEN
TO
AMENDED AND RESTATED
PRIVATE LABEL CREDIT CARD PLAN AGREEMENT
BETWEEN COMENITY BANK
AND
STAGE STORES, INC.
SPECIALTY RETAILERS, INC.

THIS AMENDMENT NO. SEVEN ("Amendment No. 7") to that certain AMENDED and RESTATED PRIVATE LABEL CREDIT CARD PLAN AGREEMENT entered into as of the 8th day of August, 2012 and effective as of the 1st day of August 2012 ("Agreement") among Stage Stores, Inc. ("SSI") and Specialty Retailers, Inc. ("SRI") (with SSI and SRI hereinafter collectively referred to as "Stage") and Comenity Bank (formerly known as World Financial Network Bank) ("Bank"), is entered into by and between Bank and SSI on December 22, 2017 (“Effective Date”).

WHEREAS, Stage and Bank previously entered into the Agreement pursuant to which, among other things, Stage requested Bank to, and Bank agreed to, extend credit to qualifying individuals in the form of private label open-ended credit card accounts for the purchase of Goods and/or Services from Stage through designated Sales Channels and to issue Credit Cards to qualifying individuals under the Stage Nameplates.

WHEREAS, SRI, the wholly owned operating subsidiary of SSI and currently the employer of all Stage employees, signed the Agreement solely for purposes of Section 13.1(a) of the Agreement, thereby agreeing that the Amended and Restated Private Label Credit Card Program Agreement dated March 5, 2004 by and among SSI, SRI and Bank was terminated in its entirety upon the full execution of the Agreement and thereby terminating SRl's status as a separate party to the Agreement effective August 1, 2012.

WHEREAS, SSI and Bank entered into Amendment No. One to the Agreement effective as of February 1, 2013, Amendment No. Two to the Agreement effective as of February 13, 2014 (no longer in effect), Amendment No. Three to the Agreement effective as of May 4, 2014 (no longer in effect), Amendment No. Four to the Agreement effective as of March 28, 2016, and Amendment No. Five to the Agreement effective as of August 11, 2017.

WHEREAS, Stage and Bank now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, Stage and Bank agree as follows:

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1.	Negotiated Late Fees. The parties hereby agree that Section 3 of Schedule 2.3 to the Agreement is deleted and replaced with a new Section 3 as follows:

“3. Late Fee Waiver.    Upon request by the Cardholder, Bank will waive the otherwise applicable late fee, in whole or in part based on mutually agreed criteria, one (1) time during any consecutive eighteen (18) month period. Unless otherwise agreed by the parties, neither party shall promote to Customers this commitment made by Bank to Stage.”

2.
Call Flow Restriction. The parties hereby agree that Service Level Standard number thirteen (13), of Schedule 3.8(c) to the Agreement (pertaining to call center servicing) is hereby amended by deleting “70%” and replacing it with “50%.”

3.
Operating Expense Reduction. The parties hereby agree to modify the cost per statement under that Section D of Schedule 6.1 of the Agreement by adding the following sentence immediately before Section E of Schedule 6.1: “The parties agree that the Operating Expense Amount charged for each billing statement shall be reduced by $0.02 for Measurement Period 6, and such discount shall be carried through the CPI adjustor to future Measurement Periods.”

4.
Counterparts; Effectiveness. This Amendment No. 7 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

5.
General. This Amendment No. 7 shall not be changed, modified or amended except in writing and signed by both of the Parties hereto. The provisions of this Amendment No. 7 shall be considered a part of the Agreement. Except as specifically amended in this Amendment No. 7, the provisions of the Agreement, as amended, remain unaffected and in full force and effect. The provisions of this Amendment No. 7 shall prevail in the event of any conflict between the provisions hereof and the provisions of the Agreement.

IN WITNESS WHEREOF, Stage and Bank have executed this Amendment No. 7 in manner and form sufficient to bind them on the Amendment No. 7 Effective Date.

STAGE STORES, INC.	COMENITY BANK (formerly known as WORLD FINANCIAL NETWORK BANK)

By: /s/ Oded Shein__________	By: /s/ John Marion__________________

Oded Shein_________________	John Marion________________________
Printed Name	Printed Name

EVP, CFO__________________	President__________________________
Title	Title

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